UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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NEW PEOPLES BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW PEOPLES BANKSHARES, INC.

67 Commerce Drive

Honaker, Virginia 24260

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of New Peoples Bankshares, Inc. (the “Company”) to be held on Tuesday, June 7, 2005 at 6:00 p.m. at the main office of New Peoples Bank, 53 Commerce Drive, Honaker, Virginia 24260. At the Annual Meeting, you will be asked to elect four directors for terms of three years each. Enclosed with this letter are a formal notice of the Annual Meeting, a Proxy Statement and a proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

/s/ Kenneth D. Hart
Kenneth D. Hart
President and Chief Executive Officer

Honaker, Virginia

May 2, 2005

NEW PEOPLES BANKSHARES, INC.

67 Commerce Drive

Honaker, Virginia 24260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of New Peoples Bankshares, Inc. (the “Company”) will be held on Tuesday, June 7, 2005 at 6:00 p.m. at the main office of New Peoples Bank, 53 Commerce Drive, Honaker, Virginia 24260, for the following purposes:

1.	To elect four directors to serve for terms of three years each expiring at the 2008 annual meeting of shareholders; and

2.	To act upon such other matters as may properly come before the Annual Meeting.

Only holders of shares of Common Stock of record at the close of business on April 15, 2005, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ Bill Ed Sample
Bill Ed Sample
Secretary

May 2, 2005

NEW PEOPLES BANKSHARES, INC.

67 Commerce Drive

Honaker, Virginia 24260

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to holders of the common stock, par value $2.00 per share (“Common Stock”), of New Peoples Bankshares, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 7, 2005 at 6:00 p.m. at the main office of New Peoples Bank, 53 Commerce Drive, Honaker, Virginia 24260, and any duly reconvened meeting after adjournment thereof.

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about May 9, 2005 to all shareholders entitled to vote at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company does not intend to solicit proxies other than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

On April 15, 2005, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 6,910,204 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item, and generally will have no effect on whether or not the item is approved.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter, and therefore will have no effect on whether or not an item is approved. “Broker shares” that are not voted on any matter at the Annual Meeting will not be counted for purposes of determining the existence of a quorum.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the

Annual Meeting, the persons named in the enclosed proxy possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors consists of 14 members, four of whom are nominated for election as directors at the Annual Meeting to serve for terms of three years each expiring on the date of the annual meeting of shareholders in 2008. Ten other directors are serving terms that end in either 2006 or 2007, as indicated below.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the four nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company, except that the niece of President and Chief Executive Officer Kenneth Hart is married to director Timothy Ball.

The following biographical information discloses each nominee’s age and business experience in the past five years and the year that each individual was first elected to the Board of Directors of the Company or earlier to the Board of Directors of New Peoples Bank, Inc. (the “Bank”), the predecessor to and now a wholly owned subsidiary of the Company.

Nominees for Election for Terms Expiring in 2008

John D. Cox, 48, is the Vice President with Cox Tractor, Inc., a tractor and equipment business, in Kingsport, Tennessee. He has been a director since 1998.

Charles H. Gent, Jr., 45, is self-employed in the logging and farming industry in Honaker, Virginia. He has been a director since 1998.

A. Frank Kilgore, 52, is an attorney with Frank Kilgore, P.C. in St. Paul, Virginia. He has been a director since 1998.

Stephen H. Starnes, 48, is President of Stephen H. Starnes and Associates, Inc., a construction company in Lebanon, Virginia. Prior to July 2003, he was President of Starnes Refrigeration & Air Conditioning, Inc. in Lebanon, Virginia. He has been a director since 1998.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

Incumbent Directors Whose Terms Expire in 2006

Joe M. Carter, 67, is General Manager of Daugherty Chevrolet in Clinchport, Virginia. He has been a director since 1998.

Harold Lynn Keene, 50, is President of Keene Carpet, Inc. and Harold Keene Coal Co., Inc. in Honaker, Virginia. He has been a director since 1998.

John D. Maxfield, 62, is a private investor. He has been a director since 1998.

Fred W. Meade, 71, is President of Big M Stores, Inc. and West Hills Estates, Inc. in St. Paul, Virginia. He is Chairman of the Board and has been a director since 1998.

E. Virgil Sampson, Jr., 64, is the owner of Scott Jewelers in Gate City, Virginia. He has been a director since 1998.

Incumbent Directors Whose Terms Expire in 2007

Tim W. Ball, 45, is self-employed as a farmer in Honaker, Virginia. He has been a director since 1999.

Michael G. McGlothlin, 53, is an attorney with Michael G. McGlothlin, Attorney-at-Law in Grundy, Virginia. He has been a director since 1998.

Bill Ed Sample, 71, is self-employed as a farmer in Honaker, Virginia. He has been a director since 1998.

Paul R. Vencill, Jr., 63, is the owner of Lebanon Equipment Co. in Lebanon, Virginia. He has been a director since 1998.

B. Scott White, 59, is self-employed as a farmer in Castlewood, Virginia. He has been a director since 1998.

Executive Officers Who Are Not Directors

The following biographical information discloses the age and business experience in the past five years for each of the Company’s executive officers.

Kenneth D. Hart, 58, has served as the Company’s President and Chief Executive Officer since 2001 and the Bank’s President and Chief Executive Officer since 1998.

Frank Sexton, Jr., 55, has served as Executive Vice President and Chief Operating Officer of both the Company and the Bank since December 2003. He had previously served as the Company’s Executive Vice President, Chief Financial Officer and Secretary since 2001 and the Bank’s Executive Vice President and Cashier since 1998.

C. Todd Asbury, 34, has served as Senior Vice President and Chief Financial Officer of both the Company and the Bank since December 2003. He was Vice President and Chief Financial Officer for Albemarle First Bank in Charlottesville, Virginia from 2002 to 2003 and Assistant Vice President and Controller of Albemarle First Bank from 1999 to 2002. Mr. Asbury was a certified public accountant with Brown, Edwards and Company, L.L.P. in Bluefield, West Virginia from 1997 to 1999.

Security Ownership of Management

The following table sets forth, as of April 15, 2005, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the board of directors, by each of the executive officers named in the “Summary Compensation Table” below and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the individual’s spouse, minor children or other relatives of the individual living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Common Stock Beneficially Owned (1)	Percentage of Class
Tim W. Ball	10,400	*
Joe M. Carter	25,456	*
John D. Cox	49,900	*
Charles H. Gent, Jr.	23,000	*
Kenneth D. Hart	95,566	1.35%
Harold Lynn Keene	33,000	*
A. Frank Kilgore	72,150	1.04%
John D. Maxfield	52,400	*
Michael G. McGlothlin	78,000	1.10%
Fred W. Meade	35,200	*
Bill Ed Sample	28,400	*
E. Virgil Sampson, Jr.	26,676	*
Frank Sexton, Jr.	46,132	*
Stephen H. Starnes	34,890	*
Paul R. Vencill, Jr.	60,200	*
B. Scott White	224,800	3.17%

All Directors and Executive Officers as a group (17 persons) (2)	896,170	12.66%

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock.

(1)	Amounts disclosed include shares of common stock that the directors and certain executive officers have the right to acquire upon the exercise of stock options exercisable within 60 days, as follows: Each of the 14 directors, 8,000 shares; Mr. Hart, 30,500 shares; Mr. Sexton, 22,500 shares and all directors and executive officers as a group, 171,250 shares.

(2)	Includes shares beneficially owned by C. Todd Asbury, Senior Vice President and Chief Financial Officer, including 3,750 shares that Mr. Asbury has the right to acquire upon the exercise of stock options exercisable within 60 days.

Security Ownership of Certain Beneficial Owners

As of April 15, 2005, there are no persons known to the Company that beneficially own five percent or more of the outstanding shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. As we reported in last year’s proxy statement, in the years 2002 and 2003, the mechanisms that were designed to assist the Company’s directors and executive officers with the timely filing of Section 16(a) reports inadvertently led to the failure to file a number of reports. In 2004, the Company took steps to implement improved procedures to facilitate the timely filing of all future required reports. As we reported in last year’s proxy statement: each director failed to file Form 4s to report grants of stock options in both January 2002 and January 2003; Mr. Cox failed to file a Form 4 to report a purchase of Common Stock in February 2002; Mr. Maxfield failed to file a Form 4 to report a purchase of Common Stock in April 2002; Mr.

Kilgore failed to file Form 4s to report 16 transactions involving Common Stock from April 2002 to February 2003; Mr. Carter failed to file Form 4s to report two purchases of Common Stock in August 2002; Messrs. Gent, Keene, McGlothlin, Meade, Sampson and Starnes each failed to file a Form 4 to report a purchase of Common Stock in February 2003; Mr. Vencill failed to file a Form 4 to report a purchase of Common Stock in March 2003; Messrs. Hart and Sexton each failed to file Form 4s to report grants of stock options in both January 2002 and January 2003; and Mr. Asbury filed late his Form 3 when he became an executive officer. Corrective filings were made in May and June 2004 to report these transactions and to report late for each director and executive officer a stock option grant made in January 2004. In addition, Mr. Asbury filed one day late a Form 4 to report a grant of stock options in December 2004.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Company’s executive officers and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Ethics

The Board of Directors has adopted a Code of Ethics for the Company’s senior officers who have financial responsibilities. The Code of Ethics is designed to promote, among other things, honest and ethical conduct, proper disclosure of financial information in the Company’s periodic reports, and compliance with applicable laws, rules and regulations by the Company’s senior officers who have financial responsibilities. A copy of the Code of Ethics was attached as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Board and Committee Meeting Attendance

There were 13 meetings of the Board of Directors in 2004. Each of the Company’s directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees on which the director served, except Messrs. Ball and Kilgore.

Committees of the Board

The Company has an Audit Committee and a Compensation Committee. The Company does not have a standing Nominating Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent public accountants and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent public accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee Charter was set forth as Appendix A to the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders.

The members of the Audit Committee are Messrs. Cox, Gent, Keene and White. The Board in its business judgment has determined that all of the members of the Audit Committee are independent as defined by the listing standards of the NASDAQ Stock Market (“NASDAQ”) and applicable SEC regulations. The Board of Directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Keene qualifies as an audit committee financial expert as defined by SEC regulations.

The Audit Committee held five meetings in 2004. For additional information regarding the Audit Committee, see “Audit Information – Audit Committee Report” below.

Personnel Committee

The Personnel Committee acts as the compensation committee of the Company and the Bank and reviews management’s performance and compensation, and reviews and sets guidelines for compensation of all employees. All decisions by the Personnel Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors.

The members of the Personnel Committee are Messrs. Cox, Kilgore, Meade, Sampson and Vencill, all of whom the Board in its business judgment has determined are independent as defined by the NASDAQ listing standards. The Personnel Committee held one meeting in 2004. For additional information regarding the Personnel Committee, see “Personnel Committee Report on Executive Compensation” below.

Director Nomination Process

The Company has not yet formally created a standing nominating committee. The Board does not believe it needs a separate nominating committee because the Board is comprised predominantly of independent directors (as that term is defined in the NASDAQ listing standards) and has the time and resources to perform the function of selecting board nominees. When the Board performs its nominating function, the Board acts in accordance with the Company’s Articles of Incorporation and Bylaws but does not have a separate charter related to the nomination process.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the Board of Directors if the Board receives timely written notice, in proper form, for each such recommended director candidate. If the notice is not timely and in proper form, the nominee will not be considered by the Board of Directors. To be timely for the 2006 Annual Meeting, the notice must be received before the Board of Directors completes its selection of director nominees for the annual meeting. The Board of Directors anticipates completing its selection for the 2006 Annual Meeting by March 1, 2006. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Board.

In accordance with the Company’s Bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an annual meeting if the nomination is made in writing. Any such shareholder nominations must be received by the Secretary of the Company within the timeframe set forth in “Proposals for 2006 Annual Meeting of Shareholders” below. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article III, Section 16 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is Post Office Box 1810, Honaker, Virginia 24260.

The Board of Directors considers, at a minimum, the following factors in recommending to the Board potential new directors, including candidates submitted by shareholders, or the continued service of existing directors:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. Twelve of the directors attended the 2004 annual meeting of shareholders.

Communications with Directors

Any director may be contacted by writing to him c/o Post Office Box 1810, Honaker, Virginia 24260. Communications to the directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

The Company paid each director $200 per month during 2004. Beginning January 1, 2005, the Company pays each director $400 per month for his service on its board of directors. In addition, in each of December 2001, January 2003, January 2004 and November 2004, the Company granted each director options to purchase 2,000 shares of Common Stock. These options, which the Company granted under its 2001 Stock Option Plan, are immediately exercisable and have exercise prices of $7.50, $10.00, $10.00, and $13.50 respectively, per share and have a term of 10 years.

EXECUTIVE COMPENSATION AND RELATED PARTY TRANSACTIONS

Personnel Committee Report on Executive Compensation

The Personnel Committee (the “Committee”) of the Board of Directors has furnished the following report on executive compensation.

The Committee, which is composed of non-employee directors of the Company listed below, recommends to the Board of Directors the annual salary levels to be paid to the executive officers of the Company and the Bank. Currently, the individuals serving as Chief Executive Officer and as executive officers of the Company also serve in the same capacities, respectively, for the Bank. These executive officers are presently compensated for services rendered by them to the Bank, but not for services rendered by them to the Company. The Committee also makes recommendations to the Board of Directors with respect to the executive officers’ bonuses and long-term incentive awards under the Company’s stock option plan.

The Committee has developed and implemented compensation policies and plans that seek to enhance the profitability of the Company and maximize shareholder value by aligning closely the financial interests of the Company’s senior officers with those of its shareholders. The policies are designed to provide competitive levels of compensation to attract and retain high quality corporate officers and key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities. The compensation program is designed to provide levels of compensation that reflect both the individual’s and the organization’s performance in achieving the organization’s goals and objectives and in helping to build value for the Company’s shareholders. The components of the compensation of executive officers of the Company and the Bank are salaries and bonuses paid by the Bank and long-term incentives through stock options granted by the Company.

The performance of the Company, in general, is considered in determining the amount of annual salary increases. The Committee sets base salaries at levels competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities after comparing salary ranges of similarly sized banks located in Virginia. The Virginia Bankers Association Salary Survey of Virginia Banks is used for comparison of salaries paid for similar positions and responsibilities. In addition, based on the performance of the Company, both in growth and performance, the Committee generally sets annual bonuses at the same level for all employees, usually close to 5% of annual salary, except that the executive officers received bonuses equal to 10% of annual salary for 2004.

The Committee approves the Chief Executive Officer’s annual salary based on the above criteria and its assessment of both the Chief Executive Officer’s past performance and expected future contributions in leading the Company and the Bank. In addition to the internal measures above, the Board of Directors also reviews the financial performance of the Company in relation to peer group averages based on similarly sized banks located in Virginia. A subjective approach is used in its evaluation of these factors, and therefore the Committee does not rely on a formula or weights of specific factors.

The stock option plan is intended to provide a means for selected key employees of the Company and the Bank to increase their personal financial interest in the Company, thereby stimulating the efforts of these employees and strengthening their desire to remain with the Company. The stock option plan permits the award of incentive stock options and non-qualified stock options to directors and eligible officers and key employees. The Board of Directors makes grants under the stock option plan on a discretionary basis, taking into consideration the respective scope of accountability and contributions of each director and employee, including the Chief Executive Officer, to the Company and the Bank. For 2004, the Committee awarded 10,000 incentive stock options to the Chief Executive Officer and 7,500 and 3,750 incentive stock options to the Company’s other executive officers.

Members of the Personnel Committee

John D. Cox

A. Frank Kilgore

Fred W. Meade

E. Virgil Sampson, Jr.

Paul E. Vencill, Jr.

Compensation Committee Interlocks and Insider Participation

No member of the Personnel Committee is a current or former executive officer or employee of the Company or any of its subsidiaries.

Executive Compensation

The following table shows, for the fiscal years ended December 31, 2004, 2003 and 2002, the cash compensation that the Company and the Bank paid, as well as certain other compensation paid or accrued for those years, to the named executive officers in all capacities in which they served:

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)(1)	All Other Compensation(2)
Kenneth D. Hart President and Chief Executive Officer	2004 2003 2002	$165,000 150,000 125,000	$16,500 7,500 6,250	* * *	10,000 7,500 —	$43,432 48,146 41,602

Frank Sexton, Jr. Executive Vice President and Chief Operating Officer	2004 2003 2002	105,000 94,539 82,792	10,500 4,750 4,150	* * *	7,500 5,000 —	22,386 23,134 21,336

*	All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(1)	All share amounts have been adjusted to reflect a two-for-one stock split in January 2002.

(2)	Amounts for Mr. Hart represent matching contributions under the Bank’s defined contribution plan of $8,250, $10,426 and $6,226, and contributions by the Bank in connection with Mr. Hart’s Salary Continuation Agreement of $35,182, $37,720 and $35,376 in years 2004, 2003, and 2002, respectively. Amounts for Mr. Sexton represent matching contributions under the Bank’s defined contribution plan of $5,250, $4,727 and $4,140, and deferred compensation contributions by the Bank in connection with Mr. Sexton’s Salary Continuation Agreement of $17,136, $18,407 and $17,196 in years 2004, 2003, and 2002, respectively.

Stock Options

The following table sets forth for the year ended December 31, 2004, the grants of stock options to the named executive officers:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in 2004(%) (2)		Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
						5%($)	10%($)
Kenneth D. Hart	5,000 5,000	8.62 6.67	% %	10.00 13.50	12/31/13 12/13/14	$31,445 42,450	$79,687 107,578

Frank Sexton, Jr.	3,750 3,750	6.47 5.00	% %	10.00 13.50	12/31/13 12/13/14	23,584 31,838	59,765 80,683

(1)	Stock options were granted at the fair market value of the shares of Common Stock at the grant dates. The grants are exercisable immediately after they are granted.

(2)	Options to purchase 133,000 shares were granted to employees and 56,000 shares were granted to the directors during the year ended December 31, 2004.

(3)	Potential realizable value at the assumed annual rates of stock price appreciation indicated, based on actual option term (10 years) and annual compounding, less cost of shares at exercise price.

Neither Mr. Hart nor Mr. Sexton exercised stock options during 2004. The following table sets forth the amount and value of stock options that Messrs. Hart and Sexton held as of December 31, 2004:

Fiscal Year End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth D. Hart	30,500	—	$137,000	—
Frank Sexton, Jr.	22,500	—	101,875	—

(1)	The value of in-the-money options at fiscal year end was calculated by determining the difference between the fair market value of a share of Common Stock as reported to the Company on December 31, 2004 and the exercise price of the options.

The following table sets forth information as of December 31, 2004, with respect to compensation plans under which shares of Common Stock are authorized for issuance:

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders:
2001 Stock Option Plan	501,900	$9.55	378,500
Equity Compensation Plans Not Approved by Shareholders (2)	—	—	—
Total	501,900	$9.55	378,500

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.

(2)	The Company does not have any equity compensation plans that have not been approved by shareholders.

Employment or Change in Control Agreements

Neither the Company nor the Bank has entered into an employment agreement or change in control agreement with either of the named executive officers.

On December 18, 2002, the Bank entered into salary continuation agreements with Kenneth D. Hart and Frank Sexton, Jr. The agreement with Mr. Hart provides that the Bank will pay Mr. Hart, upon the termination of his employment on or after his 65th birthday for reasons other than his death, $59,063 per year for 15 years. The agreement with Mr. Sexton provides that the Bank will pay Mr. Sexton, upon the termination of his employment on or after his 65th birthday for reasons other than his death, $38,812 per year for 15 years. The Bank’s Board of Directors has the sole discretion to increase these benefits. The agreements provide for alternative benefits in the event that employment terminates prior to the individual’s 65th birthday (except for termination for cause) for reasons such as death, disability or a change of control of the Bank.

Transactions with Management

Some of the Company’s directors and officers are at present, as in the past, customers of the Bank, and the Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with these directors and officers and their affiliates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

A. Frank Kilgore is the sole member of the law firm of Frank Kilgore, P. C. The Company engaged Mr. Kilgore’s law firm to perform certain legal services for the Company and its subsidiaries during 2004 and expects to continue this engagement during 2005.

STOCK PERFORMANCE

There currently is no public trading market for the Company’s Common Stock. The Company, however, is frequently informed of the sales price at which shares of Common Stock are exchanged in privately negotiated transactions. Because shares of Common Stock are not listed or traded on an exchange or in the over-the-counter market, the Company cannot be certain that the prices at which such shares have historically sold are not higher than the prices that would prevail in an active market where securities professionals participate.

The following graph compares the Company’s cumulative total shareholder return on its Common Stock (and the Bank’s common stock prior to the holding company reorganization), assuming an initial investment of $100 and reinvestment of all dividends, with the cumulative total return on the S&P 500 and the cumulative total return on a Company-constructed peer group index (consisting of Guaranty Financial Corporation (acquired May 2004), Pinnacle Bankshares Corporation, Potomac Bancshares, Inc., Summit Financial Group, Inc., Valley Financial Corporation and Virginia National Bank), using the same assumptions, as of December 31st of each year since December 31, 1999. The Company selected the companies in the peer group index in its good faith belief that these public companies are most similar to the Company’s business. Unlike shares of Common Stock, however, the stock of each of the companies in the peer group is listed or traded on an exchange or in the over-the-counter market. As a result, the comparisons presented in the following graph do not reflect similar market conditions.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
New Peoples Bankshares, Inc. (1)	100.00	200.00	400.00	400.00	400.00	560.00
S&P 500*	100.00	91.20	80.42	62.64	80.62	89.47
New Peoples Peer Group	100.00	89.41	107.18	142.66	220.59	318.09

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005.

Used with permission. All rights reserved. crsp.com.

(1)	Due to a calculation error in the prior year’s proxy statement, the figures for the years 2000 and 2001 differ from the figures for those years provided in the prior year’s proxy statement.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of Brown, Edwards and Company, L.L.P. (“Brown, Edwards”) as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2005.

Representatives of Brown, Edwards are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

AUDIT INFORMATION

The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are independent as that term is defined in the NASDAQ listing standards and applicable SEC regulations.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Brown, Edwards for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2004 and 2003, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for fiscal years ending December 31, 2004 and 2003 were $86,400 and $41,000, respectively.

Audit Related Fees

The aggregate fees billed by Brown, Edwards for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2004 and 2003 were $20,000 and $8,250, respectively. During 2004 and 2003, these services included the performance of audits and attest services not required by statute or regulations, audits of the Company’s benefit plan, and accounting consultations regarding the application of generally accepted accounting principles to proposed transactions.

Tax Fees

The aggregate fees billed by Brown, Edwards for professional services for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2004 and 2003 were $7,500 and $0, respectively. During 2004, these services generally included preparation of tax returns, as well as tax compliance, tax advice, and tax planning services.

All Other Fees

The aggregate fees billed by Brown, Edwards for all other services rendered to the Company for the fiscal years ended December 31, 2004 and 2003 were $0 and $17,225, respectively. These services included assessments of the Bank’s compliance with Bank Secrecy Act regulations, and the Information Technology system.

Pre-Approved Services

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Brown, Edwards was compatible with the maintenance of that firms’ independence in the conduct of their auditing functions. The Audit Committee has a policy that provides for the pre-approval of all services to be provided by its independent public accounting firm.

Audit Committee Report

The Audit Committee has furnished the following report:

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and Brown, Edwards, the Company’s independent public accountants for 2004, the audited financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including its judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material terms that have been discussed with management of the Company; and other material written communication between the independent public accountants and the management of the Company, such as any management letter or schedule of unadjusted differences.

In addition, the Audit Committee has received from the independent public accountants the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent public accountants’ provision of other non-audit services to the Company is compatible with maintaining their independence from the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Members of the Audit Committee

John D. Cox

Charles H. Gent, Jr.

Harold Lynn Keene (Chairman)

B. Scott White

PROPOSALS FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

As discussed above under “Director Nomination Process,” the Company’s Bylaws prescribe the procedures that a shareholder must follow to nominate a director. For a shareholder to nominate a candidate for director at the 2006 Annual Meeting of Shareholders, notice of the nomination must be received by the Secretary of the Company no later than April 9, 2006. The notice must describe various matters regarding the nominee and the shareholder giving the notice. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company.

In accordance with SEC regulations, if any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials for the Company’s 2006 Annual Meeting, the proposal must be in proper form and must be received at the Company’s principal executive offices at 67 Commerce Drive, Honaker, Virginia 24260, no later than January 9, 2006.

In accordance with the Company’s Bylaws, if any shareholder intends to present a proposal (other than a director nomination) at the 2006 Annual Meeting of Shareholders outside of the proxy statement process, notice of the shareholder’s intention to present the proposal must be received by the Secretary of the Company no later than April 9, 2006. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. The proxy solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by April 9, 2006, in writing delivered to the Company’s Secretary.

OTHER MATTERS

THE COMPANY’S 2004 ANNUAL REPORT TO SHAREHOLDERS (THE “ANNUAL REPORT”) IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 (EXCLUDING EXHIBITS) (THE “FORM 10-K”), AS FILED WITH THE SEC, MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY, WHOSE ADDRESS IS POST OFFICE BOX 1810, HONAKER, VIRGINIA 24260. NEITHER THE ANNUAL REPORT NOR THE FORM 10-K IS PART OF THE PROXY SOLICITATION MATERIALS.

FORM OF REVOCABLE PROXY:

New Peoples Bankshares, Inc.

Annual Meeting of Shareholders – June 7, 2005

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Lynn Keene and Scott White, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of New Peoples Bankshares, Inc. (the “Company”), to be held at the main office of New Peoples Bank, 53 Commerce Drive, Honaker, Virginia on June 7, 2005, at 6:00 p.m. local time, or any adjournments thereof (the “Annual Meeting”), for the following purposes:

1. To elect as directors John D. Cox, Charles H. Gent, Jr., A. Frank Kilgore and Stephen H. Starnes for terms of three years each expiring at the 2008 annual meeting of shareholders.

[ ] FOR nominees (except as written on the line below) [ ] WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee’s name on the space provided below.)

2. To transact such other business as may properly come before the Annual Meeting.

[CONTINUED ON BACK]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND ON OTHER MATTERS BY THE PROXY AGENTS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

Date:             /            /

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(If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.)

PLEASE MARK, SIGN EXACTLY AS IT APPEARS ON CERTIFICATE, DATE AND RETURN PROMPTLY. JOINT OWNERS MUST EACH SIGN.

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